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WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-110661, 333-47659 and 333-47661 of Worldwide Restaurant Concepts, Inc. on Forms S-8 of our report dated July 15, 2004, appearing in the Annual Report on Form 10-K of Worldwide Restaurant Concepts, Inc. for the year ended April 30, 2004.

/s/ Deloitte & Touche LLP
Los Angeles, California

July 15, 2004

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EXHIBIT 23